UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2008
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of principal executive offices)	74172 (Zip Code)
Registrant’s telephone number, including area code: 918/573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On June 25, 2008, The Williams Companies, Inc. (“Williams”) announced that it has increased its consolidated segment profit and earnings per share guidance for 2008 and 2009. A copy of the press release announcing the same is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein. The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     Williams also wishes to disclose for Regulation FD purposes its slide presentation, furnished herewith as Exhibit 99.2, to be utilized during an analyst meeting and webcast on the morning of June 25, 2008. The slide presentation is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) Exhibits

Exhibit 99.1	Copy of Williams’ press release dated June 25, 2008.

Exhibit 99.2	Copy of Williams’ slide presentation to be utilized during the June 25, 2008, analyst meeting and webcast.
     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: June 25, 2008	/s/ La Fleur C. Browne
	Name:	La Fleur C. Browne
	Title:	Assistant General Counsel and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
Exhibit 99.1	Copy of Williams’ press release dated June 25, 2008.

Exhibit 99.2	Copy of Williams’ slide presentation to be utilized during the June 25, 2008, analyst meeting and webcast.

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